UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 16, 2021

Date of Report (Date of earliest event reported)

G3 VRM Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40565	85-2202109
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 Boylston Street, Suite 302 Boston, MA	02116
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 531-9911

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GGGV	The Nasdaq Stock Market LLC
Rights	GGGVR	The Nasdaq Stock Market LLC
Units	GGGVU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On August 16, 2021, G3 VRM Acquisition Corp., a Delaware corporation (the “Company”), announced that, commencing on August 17, 2021, the holders of Units issued in its initial public offering (the “Units”), each consisting of one share of Class A common stock of the Company, par value $0.0001 per share (the “Common Stock”), and one right (“Right”) to receive one-tenth (1/10) of a share of Common Stock upon the consummation of an initial business combination, may elect to separately trade shares of Common Stock and Rights included in the Units. The Units not separated will continue to trade on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “GGGVU.” Shares of Common Stock and the Rights are expected to trade on Nasdaq under the symbols “GGGV” and “GGGVR,” respectively. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Units into shares of Common Stock and Rights.

On August 16, 2021, the Company issued a press release announcing the commencement of separate trading of the Units, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On August 14, 2021, the unexercised portion of the over-allotment option granted to the underwriters in the Company’s initial public offering expired. As a result, 218,500 shares of Class B common stock owned by G3 VRM Holdings LLC, the Company’s sponsor, have been forfeited.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated August 16, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2021

G3 VRM ACQUISITION CORP.

By:	/s/ Matthew Konkle
Name:	Matthew Konkle
Title:	Chief Executive Officer